Exhibit 99.1


                 Ultratech Announces Third Quarter 2006 Results


    SAN JOSE, Calif.--(BUSINESS WIRE)--Oct. 19, 2006--Ultratech, Inc. (Nasdaq:UTEK) today announced unaudited results for the three-month and nine-month periods ended September 30, 2006.

    For the third quarter of fiscal 2006, Ultratech reported net sales of $33.9 million compared to $30.3 million during the third quarter of 2005. Ultratech's net loss for the third quarter of 2006 was $2.6 million or $0.11 per share compared to a net income of $0.2 million or $0.01 per share (diluted) for the same quarter last year. For the first nine months of 2006, Ultratech reported net sales of $94.9 million compared to net sales of $87.1 million in the first nine months of 2005. Ultratech posted a net loss of $2.2 million or $0.09 per share during the first nine months of 2006, compared to net loss of $3.7 million or $0.15 per share in the first nine months of 2005.

    Arthur W. Zafiropoulo, Chairman, Chief Executive Officer and President stated, "During the quarter, we continued to make significant progress with our laser processing program. The company revenued three LSA tools, shipped three LSA tools and received a follow-on order from a major North American logic device manufacturer for high-performance 65nm production.

    "We are pleased with our revenues for the quarter, both in winning new business and in selling incremental solutions into our installed base. However, we are disappointed with our net loss, which primarily resulted from a change in product mix and lower capacity utilization during the quarter, the impact on corporate income taxes of the company's operations principally in Japan, as well as ongoing warranty and installation costs. As a result, we are implementing aggressive cost-saving initiatives designed to enhance productivity and improve our results for the long term. We believe these initiatives will enable Ultratech to optimize the potential for profitability and growth with our product and technology leadership in the markets that we serve," Zafiropoulo concluded.

    At September 30, 2006, Ultratech had $139 million in cash, cash equivalents, short-term investments and long-term investments. Working capital was $110 million and stockholders' equity was $7.77 per share based on 23,187,992 total shares outstanding on September 30, 2006.

    Conference Call Information

    The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, October 19, 2006. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech's web site at www.ultratech.com.

    If you are unable to attend the live conference call, a replay will be available on Ultratech's web site. If you do not have Internet access, a replay of the call will be available three hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, October 23, 2006. You may access the telephone replay by dialing 888-203-1112 for domestic callers, 719-457-0820 for international callers and entering access code: 1402730.

    Profile

    Ultratech, Inc. (Nasdaq Global:UTEK) designs, manufactures and markets photolithography equipment used worldwide in the fabrication of semiconductor and nanotechnology devices, and has expanded its technology scope in pioneering laser processing technology for IC manufacturing. Founded in 1979, Ultratech is a market leader in gold and solder bump lithography. Its products are designed to substantially reduce the cost of ownership for manufacturers in the electronics industry. The company's home page on the World Wide Web is located at www.ultratech.com.

    Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as "anticipates," "expects," "intends," "will," "could," "believes," "estimates," "continue," and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to integration of Oraxion's technology and products with our technology and products and market acceptance thereof; our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; delays, deferrals and cancellations of orders by customers; cyclicality in the semiconductor and nanotechnology industries; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; expiration of licensing arrangements, and the resulting adverse impact on our licensing revenues; changes to financial accounting standards; changes in pricing by us, our competitors or suppliers; customer concentration; international sales; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon us achieving and maintaining profitability and the market price of our stock; mix of products sold; rapid technological change and the importance of timely product introductions; outcome of litigation; changes in accounting policies or interpretations of such policies; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions and the exporting of sensitive technologies and jobs to certain countries; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2005, and its Quarterly Report on Form 10-Q for the quarter ended July 1, 2006. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.



                           ULTRATECH, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS

                                             Sept. 30,     Dec. 31,
(In thousands )                                2006         2005(a)
------------------------------------------ ------------- -------------
ASSETS                                      (Unaudited)

Current assets:
------------------------------------------
  Cash, cash equivalents, and short-term
   investments                                  $90,522      $141,067
  Accounts receivable                            16,877        19,110
  Inventories                                    38,003        28,969
  Prepaid expenses and other
   current assets                                 2,504         1,589
------------------------------------------ ------------- -------------
Total current assets                            147,906       190,735

Long-term investments                            48,060            --

Equipment and leasehold improvements, net        21,465        25,117

Demonstration inventories, net                    5,177         3,367

Other assets                                      3,141         3,090
------------------------------------------ ------------- -------------

Total assets                                   $225,749      $222,309
========================================== ============= =============


----------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
------------------------------------------
  Notes payable                                  $9,840        $4,289
  Accounts payable                               11,156         8,403
  Deferred product and service income             4,933         1,970
  Other current liabilities                      12,286        10,892
------------------------------------------ ------------- -------------
Total current liabilities                        38,215        25,554

Other liabilities                                 7,273         7,805

Stockholders' equity                            180,261       188,950
------------------------------------------ ------------- -------------

Total liabilities and stockholders' equity     $225,749      $222,309
========================================== ============= =============

(a) The balance sheet as of December 31, 2005 has been derived from the audited financial statements as of that date.




                           ULTRATECH, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)

----------------------------------------------------------------------
                                 Three Months Ended     Year Ended
                                 -------------------------------------

(In thousands, except per share  Sept. 30, Oct. 1,  Sept. 30, Oct. 1,
 amounts)                          2006      2005     2006      2005
-------------------------------- ------------------ ------------------
Total net sales(a)                $33,943  $30,349   $94,930  $87,137
Cost of sales:
--------------------------------
    Cost of products sold          18,713   15,083    49,650   43,227
    Cost of services                2,780    2,252     7,362    6,929
-------------------------------- ------------------ ------------------
Total cost of sales                21,493   17,335    57,012   50,156
-------------------------------- ------------------ ------------------
Gross profit                       12,450   13,014    37,918   36,981
Operating expenses:
--------------------------------
    Research, development, and
     engineering                    7,146    5,956    19,649   20,292
    Amortization of intangible
     assets                            --       --        --       95
    Selling, general, and
     administrative                 8,872    7,272    24,514   23,003
-------------------------------- ------------------ ------------------
Operating income (loss)            (3,568)    (214)   (6,245)  (6,409)
Interest expense                      (95)    (117)     (139)    (307)
Interest and other income, net      1,545    1,364     4,774    3,427
-------------------------------- ------------------ ------------------
Income (loss) before tax           (2,118)   1,033    (1,610)  (3,289)
Income taxes                          450      838       552      406
-------------------------------- -------------------------------------
Net income (loss)                 ($2,568)    $195   ($2,162) ($3,695)
-------------------------------- -------------------------------------
Earnings per share - basic:
--------------------------------
    Net income (loss)              ($0.11)   $0.01    ($0.09)  ($0.15)
    Number of shares used in per
     share calculations - basic    23,477   24,129    23,747   23,985
Earnings per share - diluted:
--------------------------------
    Net income (loss)              ($0.11)   $0.01    ($0.09)  ($0.15)
    Number of shares used in per
     share calculations -
     diluted                       23,477   25,067    23,747   23,985
-------------------------------- -------------------------------------

(a) Systems Sales                 $25,723  $23,491   $70,568  $65,028
    Parts Sales                     4,294    3,291    13,220   11,188
    Service Sales                   3,826    3,567    10,942    9,504
    License Sales                     100        0       200    1,417
-------------------------------- -------------------------------------
      Total Sales                 $33,943  $30,349   $94,930  $87,137
-------------------------------- -------------------------------------




    CONTACT: Ultratech, Inc.
             Bruce Wright, Sr. Vice President, Finance/CFO or
             Laura Rebouche', 408-321-8835
             Vice President of Investor Relations and
             Corporate Communications